Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,136,990
Unrealized Gain (Loss) on Market Value of Futures	12,857,120
Dividend Income	6,155
Interest Income	83
ETF Transaction Fees	3,000
Total Income (Loss)	$14,003,348

Expenses
Investment Advisory Fee	$81,666
NYMEX License Fee	3,291
Audit fees	3,255
Brokerage Commissions	2,264
Prepaid Insurance Expense	1,943
Non-interested Directors' Fees and Expenses	907
SEC & FINRA Registration Expense	620
Total Expenses	$93,946
Net Gain (Loss)	$13,909,402

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$153,373,872
Additions (400,000 Units)	17,018,685
Withdrawals (100,000 Units)	(4,098,697)
Net Gain (Loss)	13,909,402

Net Asset Value End of Period	$180,203,262
Net Asset Value Per Unit (4,200,000 Units)	$42.91

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502